UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 7, 2006

GLOBAL POWER EQUIPMENT GROUP INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-16501	73-1541378
(Commission File Number)	(IRS Employer Identification No.)

6120 S. Yale, Suite 1480, Tulsa, Oklahoma	74136
(Address of Principal Executive Offices)	(Zip Code)

(918) 488-0828

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

DIP Financing.

As previously announced, on September 28, 2006, Global Power Equipment Group Inc. (the “Company”) and all of its U.S. subsidiaries (collectively, the “Debtors”), filed voluntary petitions for reorganization under chapter 11 of title 11, United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 21, 2006, Williams Industrial Services Group, L.L.C. entered into a Post-Petition Superpriority Credit Agreement with Bank of America, NA., as Administrative Agent and L/C Issuer, and each lender from time to time party thereto (the “Interim Credit Agreement”).

On November 30, 2006, the Bankruptcy Court entered an interim order, subject to approval on a final basis at a hearing scheduled for January 9, 2007, authorizing the Company and certain subsidiaries party to the DIP Credit Agreement (as defined below) (together with the Company, the “Borrowers”) to enter into a Post-Petition Superpriority Credit Agreement with Morgan Stanley Senior Funding, Inc., as Administrative Agent, Syndication Agent and Synthetic L/C Issuer, Morgan Stanley & Co. Incorporated, as Collateral Agent and each lender from time to time party thereto (the “DIP Credit Agreement”). The DIP Credit Agreement dated December 7, 2006, provides for term loans not to exceed $20,000,000 and for the issuance of synthetic letters of credit not to exceed $65,000,000 in the aggregate. However, the aggregate outstanding amount of the term loans and the synthetic letters of credit shall not exceed $60,000,000 in the aggregate until the interim order is superseded by a final order of the Bankruptcy Court.

The proceeds of the term loans and any synthetic letters of credit are to be used solely to (a) refinance the Company’s existing Credit Facility, dated as of October 1, 2004, as amended, by and among the Company, and certain subsidiaries, together with Bank of America, N.A. as Administrative Agent, Swing Line Lender, and Letter of Credit Issuer, US Bank National Association, as Syndication Agent, and Bank of Oklahoma, N.A., as Managing Agent (the “BOA Credit Facility”); (b) refinance the Interim Credit Agreement, (c) facilitate bonding and performance obligations of the Borrowers (including foreign subsidiaries to the extent permitted under the terms of the DIP Credit Agreement); (d) pay fees and expenses associated with the financing of the term loans and any synthetic letters of credit; and (e) provide liquidity for general corporate purposes of the Borrowers (including costs and expenses of the administration of the Chapter 11 Cases).

With respect to the term loans, the Borrowers are required to pay (a) for “base rate” term loans, a fluctuating interest rate per annum (equal to, for any day, the higher of (x) the federal funds rate plus 0.50% and (y) the Prime Rate published in The Wall Street Journal for such day) plus 5.5%; and (b) for “Eurocurrency rate” term loans, LIBOR (as adjusted pursuant to the terms of the DIP Credit Agreement) plus 6.25%.

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With respect to the synthetic letters of credit, the Borrowers are required to pay to for the account of each lender a participation fee, which shall accrue at a rate per annum equal to 6.25% on the average daily amount of such lender’s commitment with respect to the synthetic letters of credit deposited with the Administrative Agent until such deposit is returned to the Lender. Upon the occurrence of any event of default the participation fee shall be increased by 2% per annum. In addition, the Borrowers will pay fronting fees as follows: (a) for each Synthetic Letters of Credit having a face amount of $200,000 or greater, a fronting fee of 0.5% per annum, computed on the daily amount available to be drawn under such Synthetic Letter of Credit on a quarterly basis in arrears; and (b) for Synthetic Letters of Credit under $200,000, a fronting fee of $500 payable on the date of issuance.

In the DIP Credit Agreement, the Borrowers have made certain representations and warranties to the lenders thereunder. In addition, the DIP Credit Agreement provides that, the Company and its subsidiaries are subject to certain reporting requirements and financial and other covenants. The DIP Credit Agreement restricts the Company’s and its subsidiaries’ ability to incur additional indebtedness or to permit any of it properties or assets to be encumbered by liens. The DIP Credit Agreement also restricts the Company’s and its subsidiaries’ ability to make certain types of payments relating to its capital stock, including the declaration or payment of dividends. Consolidations, mergers and sale of assets are also restricted, as is the Company’s and its subsidiaries’ ability to purchase assets and make investments. The covenants also restrict transactions with the Company’s and its subsidiaries’ affiliates and require the Company to maintain certain minimum EBITDA levels.

Unless extended, the commitments under the DIP Credit Agreement will terminate on December 5, 2007, or such earlier date as provided in the DIP Credit Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the closing of the DIP Credit Agreement, on December 7, 2006, the Company borrowed $20.0 million under the DIP Credit Agreement. Approximately $15.4 million of the proceeds from such borrowing were used to repay in full the outstanding balance on the BOA Credit Facility. The BOA Credit Facility was terminated effective as of December 7, 2006. However, all letters of credit issued under the BOA Credit Facility and certain foreign borrowings outstanding thereunder, will remain outstanding. A standby letter of credit in the amount of $23.9 million, equal to approximately 104% of the letters of credit and foreign borrowings outstanding under the BOA Credit Facility was issued under the DIP Credit Agreement to Bank of America, N.A. This standby letter of credit will be reduced as letters of credit issued under the BOA Credit Facility are replaced by letters of credit issued under the DIP Credit Agreement and as foreign loans of approximately $0.6 million are repaid. At the time of termination of the BOA Credit Facility, approximately $2.4 million of unamortized loan fees were written off by the Company.

The Interim Credit Agreement was terminated as of December 7, 2006. At the time of termination of the Interim Credit Agreement there was no outstanding balance, no letters of credit had been issued and there were no unamortized loan fees.

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion of the DIP Credit Agreement in Items 1.01 and 1.02 of this Current Report on Form 8-K is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The DIP Credit Agreement restricts the Company’s and its subsidiaries’ ability to make certain types of payments relating to its capital stock, including the declaration or payment of dividends.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL POWER EQUIPMENT GROUP INC.

Date: December 14, 2006	By:	/s/ Candice L. Cheeseman
Candice L. Cheeseman
Vice President and General Counsel

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